EXHIBIT 20

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
March 2004

Original Inputs

Total Pool Balance	$2,280,059,731.09

Class A-1 Notes Balance	$553,000,000.00
Class A-1 Notes Rate	One Month LIBOR+.06%

Class A-2 Notes Balance	$475,000,000.00
Class A-2 Notes Rate	1.400%

Class A-3 Notes Balance	$640,000,000.00
Class A-3 Notes Rate	2.000%

Class A-4 Notes Balance	$303,000,000.00
Class A-4 Notes Rate	2.640%

Class B Certificates Balance	$60,973,326.13
Class B Certificates Rate	2.840%

Reserve Account Deposit	$30,479,599.89

Part I. Collections

Receipts During the Period	$135,088,393.01
Principal on Repurchased Contracts	6,275,920.48
Schedule and Simple Payments Advanced	2,616,162.34

Total Collections For the Period	$143,980,475.83

Beginning Pool Aggregate Principal Balance	$2,280,059,731.09
Ending Pool Aggregate Principal Balance	$2,138,261,166.63

Scheduled Principal Collection	$126,093,898.49

Beginning Aggregate Discounted Principal Balance	$2,031,973,326.13
Ending Aggregate Discounted Principal Balance	$1,912,520,054.54

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$143,980,475.83
Plus: Reserve Account Draw	1,791,799.07
Plus: Net Amount Due From Swap Counterparty	—
Less: Total Servicing Fee	3,673,429.56
Less: Net Amount Due to Swap Counterparty	40,015.69
Less: Monthly Interest Due to Noteholders & Certificateholders	4,267,830.91
Less: Principal Due to Noteholders	119,453,271.59
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$18,337,727.15

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
March 2004

		Per $1000 of
		Original Principal
Class A-1 Notes Distributable Amount
Monthly Interest	$782,341.39	1.414722
Monthly Principal	119,453,271.59	216.009533

Distributable Amount	$120,235,612.98

Class A-2 Notes Distributable Amount
Monthly Interest	$794,305.56	1.672222
Monthly Principal	—	—

Distributable Amount	$794,305.56

Class A-3 Notes Distributable Amount
Monthly Interest	$1,528,888.89	2.388889
Monthly Principal	—	—

Distributable Amount	$1,528,888.89

Class A-4 Notes Distributable Amount
Monthly Interest	$955,460.00	3.153333
Monthly Principal	—	—

Distributable Amount	$955,460.00

Class B Certificates Distributable Amount
Monthly Interest	$206,835.07	3.392222
Monthly Principal	—	—

Distributable Amount	$206,835.07

Total Servicing Fee	$3,673,429.56	1.611111

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$3,106,681.31
Less: Payments Applied	1,660,766.06
Current Period Payments Ahead Received	1,647,935.43

Ending Payment Ahead Balance	$3,093,850.68

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,017,441.33
Beginning Outstanding Unreimbursed Simple Interest Advances	$—
Scheduled Principal and Interest Advances	2,608,627.16
Simple Interest Advances	7,535.18
Reimbursement of Previous Scheduled Principal and Interest Advances	2,830,007.05
Reimbursement of Previous Simple Interest Advances	7,535.18

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$1,796,061.44
Ending Outstanding Unreimbursed Simple Interest Advances	$0.00

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
March 2004

Part IV. Balances & Principal Factors

	Beginning of Period	End of Period
Total Pool Balance	$2,280,059,731.09	$2,138,261,166.63
Total Pool Factor	1.0000000	0.9378093
Class A-1 Notes Balance	$553,000,000.00	$433,546,728.41
Class A-1 Notes Principal Factor	1.0000000	0.7839905
Class A-2 Notes Balance	$475,000,000.00	$475,000,000.00
Class A-2 Notes Principal Factor	1.0000000	1.0000000
Class A-3 Notes Balance	$640,000,000.00	$640,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$303,000,000.00	$303,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$60,973,326.13	$60,973,326.13
Class B Certificates Principal Factor	1.0000000	1.0000000

Part V. Reserve Account

		Per $1000 of
		Original Principal
Beginning Reserve Account Balance	$30,479,599.89
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account	—
Releases from Reserve Account	1,791,799.07	58.786830

Ending Reserve Account Balance	$28,687,800.82

Reserve Account Floor	$15,239,799.95

Part VI. Carryover Shortfall

Per $1000 of
Original Principal
Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part VII. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate
March	$2,177,279,837.71	$42,584.99	0.023471
February	$2,248,179,119.94	$—	0.000000
Two Month Average Loss Rate			0.011735

Delinquency Rate	Total Accounts	Accounts over 60	% Deliquent
March	105,849	74	0.069911
February	106,925	21	0.019640
Two Month Average Delinquency Rate			0.044775

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
March 2004

Part VIII. Prepayment Rate

Month	Prepayment Rate
%
1	0.35
2	1.03